Exhibit 99.1

Foundation Medicine Announces 2015 First Quarter Results and Recent Highlights

CAMBRIDGE, Mass.--(BUSINESS WIRE)--May 11, 2015--Foundation Medicine, Inc. (NASDAQ:FMI) today reported financial and operating results for its first quarter ended March 31, 2015. Highlights for the quarter included:

  7,854 clinical tests reported in the first quarter, 67% year-over-year growth
  First quarter revenue of $19.3 million, 68% year-over-year growth
  FoundationCORE™ molecular information knowledgebase grew to approximately 43,000 patient cases
  Closing of Roche strategic transaction resulting in $250 million in gross proceeds to FMI

Foundation Medicine reported total revenue of $19.3 million in the first quarter of 2015, compared to $11.5 million in the first quarter of 2014 and $18.7 million in the fourth quarter of 2014. Revenue from clinical testing in the 2015 first quarter was $11.1 million, compared to $7.1 million in the first quarter of 2014 and $10.3 million in the fourth quarter of 2014.

The company reported 7,854 clinical tests in the first quarter of 2015, a 67% increase from the same quarter last year and a 9% increase from last year’s fourth quarter. This number includes 6,885 FoundationOne® tests and 969 FoundationOne® Heme tests. An additional 1,596 tests were reported to pharmaceutical customers in this year’s first quarter.

Revenue from pharmaceutical customers of $8.2 million remained strong in the first quarter, a 90% increase from the same quarter last year and a small decrease from a strong fourth quarter of 2014.

“We’re continuing to build a transformational business for the long-term, and we believe we made significant progress in that direction during the first quarter,” said Michael Pellini, M.D., chief executive officer of Foundation Medicine. “With the Roche transaction closed and our balance sheet fortified, we turn our outlook to the remainder of 2015. We are particularly excited to have commenced our R&D and commercial agreements with Roche and our teams are engaged in activities that we anticipate will catalyze our commercial growth, complement our innovation and product development efforts, and accelerate the integration of molecular information and the delivery of precision medicine in cancer.”

The company’s cancer knowledgebase, FoundationCORE, grew to approximately 43,000 clinical cases. FoundationCORE is a critical component of the value that Foundation Medicine delivers to the company’s biopharma customers and partners. The increasing scale and breadth of clinically relevant oncology information accumulated in FoundationCORE continue to enhance clinical practice efficiency and enable improved outcomes for patients.

Total operating expenses for the first quarter of 2015 were approximately $27.4 million, compared with $18.3 million for the first quarter of 2014. Net loss was approximately $17.0 million in the first quarter of 2015, or a $0.59 loss per share. At March 31, 2015, the company held $61.7 million in cash and cash equivalents. Subsequent to the close of the quarter, the strategic transaction with Roche was consummated resulting in additional gross cash proceeds of $250 million from the sale of common stock to Roche.

Recent Enterprise Highlights

  In April, Foundation Medicine and Roche closed a strategic transaction to further advance Foundation Medicine’s market-leading position in molecular information while providing Roche a unique opportunity to optimize the identification and development of novel treatment options for cancer patients.
  In February, Foundation Medicine and H3 Biomedicine Inc. announced a multi-year collaboration for the discovery and development of precision medicines in oncology.
  In February, a retrospective study using FoundationOne that identified clinically relevant genomic alterations in 85% of cancer of unknown primary origin (CUP) cases was published in the inaugural issue of JAMA Oncology.
  The company published seven manuscripts and delivered 26 podium and poster presentations in the first quarter, underscoring the value of integrating comprehensive genomic profiling into clinical practice. Additionally, in April, Foundation Medicine and its collaborators presented 12 oral and poster presentations at the American Association for Cancer Research (AACR) Annual Meeting, including new data supporting its development efforts for a circulating tumor DNA assay.

2015 Outlook

  The company expects to report between 43,000 and 47,000 clinical tests in 2015.
  The company anticipates 2015 revenue will be in the range of $105 - $115 million.
  The company expects operating expenses in the range of $128 to $138 million.
  The company expects to launch a circulating tumor DNA test in 2015.

Conference Call and Webcast Details

The company will conduct a conference call today, Monday, May 11th at 4:30 p.m. Eastern Time to discuss its financial performance for the 2015 first quarter and other business activities, including matters related to future performance. To access the conference call via phone, dial 1-855-420-0652 from the United States and Canada, or dial 1-484-365-2939 internationally, and for either number reference Foundation Medicine and provide the passcode 22125798. Dial in approximately ten minutes prior to the start of the call. The live, listen-only webcast of the conference call may be accessed by visiting the investors section of the company’s website at investors.foundationmedicine.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company's website for two weeks following the call.

About Foundation Medicine

Foundation Medicine (NASDAQ:FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient's unique cancer. The company's clinical assays, FoundationOne® for solid tumors and FoundationOne® Heme for hematologic malignancies and sarcomas, provide a comprehensive genomic profile to identify the molecular alterations in a patient's cancer and match them with relevant targeted therapies and clinical trials. Foundation Medicine's molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer. For more information, please visit http://www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationATCG).

Foundation Medicine® and FoundationOne® are registered trademarks, and FoundationCORETM is a trademark, of Foundation Medicine, Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the ability of the Roche collaboration to accelerate Foundation Medicine's commercial growth, product development and integration of molecular information into cancer care; the ability of FoundationCORE to affect clinical practice and patient outcomes; the number of tests to be conducted, the generation of revenue, and the incurrence of operating expenses in 2015; and the planned launch and timing of a circulating tumor DNA assay test. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the risks that Foundation Medicine's test, revenue or operating expense projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the launch of a circulating tumor DNA assay is delayed or discontinued; the company's expectations and beliefs regarding the future conduct and growth of Foundation Medicine's business are inaccurate; Foundation Medicine is unable to achieve profitability, to compete successfully, to manage its growth, or to develop its molecular information platform; and the risks described under the caption "Risk Factors" in Foundation Medicine's Annual Report on Form 10-K for the year ended December 31, 2014, which is on file with the Securities and Exchange Commission, as well as other risks detailed in subsequent filings with the Securities and Exchange Commission, may be realized. All information in this press release is as of the date of the release, and Foundation Medicine undertakes no duty to update this information unless required by law.

FOUNDATION MEDICINE, INC. Condensed Consolidated Statements of Operations (In thousands, except share and per share data) (unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue	$19,295	$11,455
Costs and expenses:
Cost of revenue	8,916	5,291
Selling and marketing	9,821	5,690
General and administrative	8,842	5,700
Research and development	8,688	6,915

Total costs and expenses	36,267	23,596

Loss from operations	(16,972)	(12,141)
Other income (expense), net	7	(25)

Net loss	$(16,965)	$(12,166)

Net loss per common share, basic and diluted	$(0.59)	$(0.44)

Weighted-average common shares outstanding, basic and diluted	28,609,345	27,733,717

FOUNDATION MEDICINE, INC. Condensed Consolidated Balance Sheets (In thousands) (unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$61,700	$72,080
Accounts receivable	10,673	9,894
Inventory	4,493	4,809
Prepaid expenses and other current assets	3,981	2,865
Total current assets	80,847	89,648
Property and equipment, net	25,131	21,015
Restricted cash	1,394	864
Other assets	486	411
Total assets	$107,858	$111,938

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,416	$7,263
Accrued expenses and other current liabilities	12,201	7,414
Deferred revenue	183	340
Current portion of deferred rent	1,586	1,429
Total current liabilities	23,386	16,446
Other non-current liabilities	9,656	9,323
Total stockholders’ equity	74,816	86,169
Total liabilities and stockholders’ equity	$107,858	$111,938

CONTACT:
Media Contact:
Pure Communications, Inc.
Dan Budwick, 973-271-6085
dan@purecommunicationsinc.com
or
Investor Contacts:
Susan Hager, 617-418-2258
ir@foundationmedicine.com
or
Matt Clawson
949-370-8500, matt@purecommunicationsinc.com